UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2017

SUPERIOR INDUSTRIES

INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6615	95-2594729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

26600 Telegraph Road, Suite 400 Southfield, MI	48033
(Address of principal executive offices)	(Zip Code)

(248) 352-7300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(e) of the Exchange Act    ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on March 22, 2017 Superior Industries International Inc. (“Superior”) and TPG Growth III Sidewall, L.P. (the “Investor”) entered into an Investment Agreement (the “Investment Agreement”) for the purchase of Superior’s Series A Perpetual Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) and Series B Perpetual Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”) for an aggregate purchase price of $150 million (the “Investment”) in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

Investor Rights Agreement

On May 22, 2017, in connection with the funding of the Investment (the “Funding”), Superior and the Investor entered into an Investor Rights Agreement. Pursuant to the terms of the Investor Rights Agreement, Superior increased the size of its board of directors (the “Board”) from eight to nine members effective immediately upon the Funding and appointed Ransom A. Langford to the Board as the Investor’s designee. The Investor has the right to nominate one person to be appointed or nominated for election to the Board so long as the Investor and its affiliates hold at least 50% of the amount of the original Investment (including Superior common stock, par value $0.01 per share (the “Common Stock”) into which the Preferred Stock may convert) (the “Investment Amount”). If the Investment Amount is between 10% and 50%, the Investor may designate a Board observer to attend and participate in all Board meetings in a non-voting capacity in lieu of a director nominee.

The Investor Rights Agreement provides for customary demand and piggyback registration rights for the Investor and its transferees beginning one year after the Funding. The Investor Rights Agreement also contains customary transfer restrictions and provides the Investor pre-emptive rights to participate in future Superior equity issuances for so long as the Investment Amount is at least 50%.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

On May 22, 2017, in connection with the Funding, Superior completed the private placement of 140,202 shares of Series A Preferred Stock and 9,798 shares of Series B Preferred Stock. The Series A Preferred Stock is convertible into Common Stock, and the Series B Preferred Stock is not convertible into Common Stock. Superior has undertaken to hold a special meeting of stockholders by September 19, 2017 for the purpose of approving the conversion of the Series B Preferred Stock into Series A Preferred Stock.

The private placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) under Section 4(a)(2) and Regulation D thereunder. The Investor has represented to Superior that it is an “accredited investor” as defined by Rule 501 of the Securities Act and that the Preferred Stock is being acquired for investment purposes and not with a view to or for sale in connection with any distribution thereof and appropriate legends will be affixed to any certificates evidencing the shares of Preferred Stock.

Item 3.03 Material Modifications to Rights of Security Holders

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03 in its entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d) On May 22, 2017, the Board increased its size from eight to nine directors through a resolution passed by the Board and, upon the recommendation of the Nominating and Corporate Governance Committee, appointed Ransom A. Langford to fill the newly-created vacancy on the Board.

Mr. Langford, 45, is a Partner and Investment Committee member for TPG Growth based in New York. Mr. Langford also serves as a member of several boards of directors for TPG portfolio companies, including Frank Recruitment Group, Gavin de Becker & Associates, HotSchedules, Artel and Microgame. Prior to joining TPG Growth in 2009, Mr. Langford was a Managing Director and Partner with J.H. Whitney & Co where he was a senior member of the investment team responsible for investing several private equity partnerships and was a member of the firm’s Investment Committee. Mr. Langford holds an M.B.A. from The Wharton School at University of Pennsylvania with Honors and received his B.A. cum laude with Highest Distinction from the University of North Carolina, Chapel Hill.

The Investor, on behalf of its designee, has waived receipt of compensation payable to Superior’s other non-employee directors. Mr. Langford will receive indemnification to the fullest extent permitted under Delaware General Corporation Law and the Company’s Bylaws as members of the Board, under which the Company indemnifies, defends and holds harmless its directors from and against losses and expenses as a result of Board service.

Mr. Langford was appointed to the Board pursuant to the terms of the Investment Agreement. There are no family relationships between Mr. Langford and any directors, executive officer, or any person nominated or chosen by the Company to become a director. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Langford and the Company.

On May 26, 2017, Superior issued a press release announcing the appointment of Mr. Langford to the Board. A copy of this press release is attached hereto as Exhibit 99.1 and is hereby incorporated into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 22, 2017, in connection with the Funding, Superior filed a Certificate of Designations, Preferences and Rights of the Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware.

Pursuant to the Certificate of Designations, the Series A Preferred Stock has the right to vote together with the holders of Common Stock on all matters which the holders of Common Stock are entitled to vote. The holders of Series A Preferred Stock are entitled to one vote per share of Common Stock that would be issuable to the holder upon conversion of all shares of Series A Preferred Stock held by such holder. The holders of Series B Preferred Stock are not entitled to vote on any matters submitted to a vote of stockholders. The Preferred Stock will rank senior to the Common Stock with respect to dividend rights and rights on liquidation, winding-up and dissolution. The Preferred Stock will have an initial stated value of $1,000 per share, plus the sum of any preferred dividends paid in the form of an increase in the Stated Value of such share, plus the sum of all accumulated and unpaid preferred dividends and participating dividends (the “Stated Value”). From and after May 22, 2017, the Preferred Stock will accrue dividends at a rate of 9% per annum, payable at Superior’s election either as an increase in the Stated Value or in cash, provided that the Series B Preferred Stock will accrue dividends at a rate of 11% per annum if stockholder approval is not obtained by September 19, 2017, provided further that prior to the receipt of the stockholder approval, any non-cash dividends will be paid in an increase in the Stated Value of the Series B Preferred Stock.

Superior will have the right to redeem all (but not less than all) of the Preferred Stock at its option with at least thirty days notice to the holders of the Preferred Stock for a per share redemption price equal to (a) for any redemption occurring prior to October 22, 2018, the product of the Stated Value and 1.75 and (b) for any redemption occurring on or after October 22, 2018, the greater of (x) the product of the Stated Value and 2.00 and (y) an amount equal to the number of shares of Common Stock such share of Preferred Stock is convertible into at the time of the redemption, multiplied by the 30-day volume weighted average price of the Common Stock prior to such redemption.

The foregoing description of the Certificate of Designations is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

3.1	Certificate of Designations, Preferences and Rights of Series A Perpetual Convertible Preferred Stock and Series B Perpetual Preferred Stock of Superior Industries International, Inc.

10.1	Investor Rights Agreement, dated as of May 22, 2017, by and between Superior Industries International, Inc. and TPG Growth III Sidewall, L.P.

99.1	Press release dated May 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

Date: May 26, 2017	/s/ Kerry A. Shiba
Kerry A. Shiba
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

3.1	Certificate of Designations, Preferences and Rights of Series A Perpetual Convertible Preferred Stock and Series B Perpetual Preferred Stock of Superior Industries International, Inc.

10.1	Investor Rights Agreement, dated as of May 22, 2017, by and between Superior Industries International, Inc. and TPG Growth III Sidewall, L.P.

99.1	Press release dated May 26, 2017.